EXHIBIT 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement"), effective as of the date that it is signed by the last party to sign it as indicated on the signature page (the "Effective Date"), is made by and between ITUS Corporation, formerly known as CopyTele, Inc., having a principal place of business at 900 Walt Whitman Road, 2nd Floor, Melville, New York 11747 ("ITUS"), and AU Optronics Corporation, having a principal place of business at No. 1, Li-Hsin Rd. 2, Hsinchu Science Park, Hsinchu 30078, Taiwan, Republic of China (''AUO") (collectively, the "Parties"' or either individually, a "Party").

RECITALS

WHEREAS, there is now pending before the International Centre for Dispute Resolution an arbitration entitled CopyTele, Inc. v. AU Optronics Corporation, Case No. 50-20-1300-0883 (the "Arbitration");

WHEREAS, there is now pending in the United States District Court for the Northern District of California a civil action entitled CopyTele, Inc. v. AU Optronics Corp., et al., Case No. C-13-0380 EMC (the "AUO Action");

WHEREAS, the Parties desire to finally resolve, settle and dismiss the Arbitration and the AUO Action, and provide certain consideration to each other on the terms and conditions set forth herein;

WHEREAS, the Parties have entered into a Patent Assignment Agreement of even date herewith to effect the assignment of the EPD Patents (as defined below) from ITUS to AUO;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the Parties agree as follows:

AGREEMENT

1.

DEFINED TERMS

Unless otherwise defined, capitalized terms used herein shall have the following meanings:

1.1

"Affiliate" means a Person that, as of the Effective Date, is controlled by, or is under common control with a Party. For the purposes of this definition, "control" shall mean direct or indirect ownership of greater than fifty percent (50%) of the voting power, capital or other securities of a Person or the power otherwise to direct or cause the direction of the management and policies of the Person.

1.2

"Claims" means any and all claims, counterclaims, contribution claims, indemnity claims, demands, actions, causes of action, and all other claims of every kind and nature in law or equity, whether arising under state, federal, international or other law, all of the foregoing in connection with the EPD Agreement, and the nFED Agreement, whether such claims are absolute  or contingent, direct or indirect, known or unknown, and regardless of whether such claims were or were not asserted in the Arbitration or the AUO Action.

1.3

"EPD" means electrophoretic display.

1.4

"EPD Agreement" means that certain contract titled "Exclusive License Agreement" entered into by and between CopyTele, Inc. and AU Optronics Corporation effective May 27, 2011. For the avoidance of doubt, the EPD Agreement was designated Hearing Exhibit 2 during the Arbitration, and bears control numbers COPYTELE-0000584-614.

1.5

"EPD Patents" means any and all patents and/or patent applications relating to EPD technology filed by, issued or assigned to, or otherwise owned or controlled by ITUS and/or its Affiliates, or predecessor(s) including CopyTele, Inc., anywhere in the world before the fifth anniversary of the effective date of the EPD Agreement, as well as all divisionals, continuations, continuations-in-part, reissues, reexaminations, utility models, foreign counterparts, parents and/or extensions in connection therewith. For the avoidance of doubt, the EPD Patents include without limitation the patents and patent applications identified in Appendix A. The Parties acknowledge that some of the EPD Patents have expired and/or have been abandoned, including without limitation, for failure to pay maintenance fees.

1.6

"nFED" means nano field emission display.

1.7

"nFED Agreement" means that certain contract titled "License Agreement" entered into by and between CopyTele Inc. and AU Optronics Corporation effective May 27. 2011. For the avoidance of doubt, the nFED Agreement was designated Hearing Exhibit 1 during the Arbitration, and bears control numbers COPYTELE-0000567-583.

1.8

"nFED Patents" means any and all patents and/or patent applications relating to nano field emission display technology filed by, issued or assigned to, or otherwise owned or controlled by ITUS and/or its Affiliates, or predecessor(s) including CopyTele. Inc., anywhere in the world, as well as all divisionals, continuations, continuations-in-part, reissues, reexaminations, utility models, foreign counterparts, parents and/or extensions in connection therewith. For the avoidance of doubt, the nFED Patents include without limitation the patents and patent applications identified in Appendix B.

1.9

"nFED Property" means the nFED Patents as defined herein, the nFED Technology, and subject Nano Display Products, as such terms are defined in the nFED Agreement, and any goodwill in connection therewith.

1.10

"Person" means any individual or firm, association, organization, joint venture, trust, partnership, corporation. or other collective organization or entity.

2.

RELEASE

2.1

Release. Each Party on behalf of itself and its Affiliates releases, acquits, and forever discharges the other Party and its Affiliates and their respective officers, directors, and employees of any and all Claims that existed, or are based on actions, transactions or circumstances that existed or took place at any time prior to the Effective Date, and further releases any and all Claims related to the Licensed Patents or Licensed Technology under the EPD Agreement, as those terms are defined respectively therein. This release includes without limitation Claims relating to the EPD Agreement and the nFED Agreement and any Claim either Party brought or could have brought in the Arbitration. By way of example and without any limitation, the released Claims include claims by ITUS or CopyTele, Inc. against AUO for alleged breach of contract, breach of the implied covenant of good faith and fair dealing, fraudulent inducement, negligent representation, unjust enrichment, unfair business practice, contract reformation, civil conspiracy, conspiracy to monopolize, patent infringement, accounting, and declaratory judgment, in connection with the EPD Agreement and the nFED Agreement. For the avoidance of doubt, each Party absolves the other of all Claims arising from the EPD Agreement and the nFED Agreement.

2.2

Unknown Claims. The Parties expressly waive and relinquish any and all rights under California Civil Code Section 1542, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR. The Parties expressly waive and release any rights and benefits which they have or may have under any similar law or rule of any other jurisdiction pertaining to the matter released herein.

2.3

Denial of Liability. The Parties acknowledge that they are entering into this Agreement to resolve disputed Claims, that nothing herein shall be construed to be an admission of liability, and that each Party expressly denies any liability to the other Party.

3.

DISMISSALS

3.1

Dismissal of the Arbitration. Within three (3) business days of (a) the Effective Date or (b) the date ITUS receives the full amount of the cash consideration due under both this Agreement and the Patent Assignment Agreement, whichever is later, ITUS shall cause its counsel to voluntarily dismiss the Arbitration, dismissing with prejudice any and all claims in their entirety, in a form substantially equivalent to the one attached in Appendix C. Such dismissal shall be effective as to all Claims asserted by ITUS or its predecessor(s) or that could have been asserted by ITUS or its predecessor(s). Each Party shall bear its own attorneys' fees, expenses, and costs relating to the Arbitration and the negotiation of this Agreement. Each Party shall remain liable for its portion of any outstanding Arbitration costs or fees.

3.2

Dismissal of the AUO Action. Within three (3) business days of (a) the Effective Date or (b) the date ITUS receives the full amount of the cash consideration due under both this Agreement and the Patent Assignment Agreement, whichever is later, the Parties shall jointly file a stipulation of dismissal requesting that the United States District Court presiding over the AUO Action issue an order dismissing with prejudice all claims and any counterclaims between the named parties in the AUO Action, each named party to bear its own attorneys' fees, expenses, and costs, in a form substantially equivalent to the one attached in Appendix D. The Parties agree to submit to the court all appropriate stipulations and proposed orders for extensions of time for all   due dates in the AUO Action so that neither Party is required to incur unnecessary expenses in the AUO Action between the Effective Date and the date the AUO Action is dismissed.

4.

COVENANTS

4.1

For a period of two (2) years from the Effective Date, ITUS will not initiate, or directly or indirectly assist any Affiliate or third-party to initiate, any lawsuit or claim in any forum against AUO or its Affiliates, or their respective officers, directors or employees, alleging direct or indirect infringement by any of AUO's or its Affiliates' products or services of any patent or patent application filed by, issued or assigned to, or otherwise owned or controlled by ITUS or its Affiliates as of the Effective Date (including the nFED Patents), or of any divisionals, continuations, continuations-in-part, reissues, reexaminations, utility models, foreign counterpart, parent or extensions of said patents or patent applications (collectively, the "ITUS CNS Patents"). ITUS covenants that it shall only assign ownership or grant exclusive rights to any such ITUS CNS Patents under terms where the assignee or licensee expressly agrees in writing that any rights it obtains are subject to this Section 4, and all the limitations set out herein. Solely to the extent necessary to ensure that AUO and its Affiliates continue to have the benefit intended by the covenant not to sue set out in this Section 4, if ITUS: (a) assigns any ITUS CNS Patents to any third party; (b) fails to have the assignee expressly agree to take such assignment subject to the terms of this Section 4 and (c) such assignee asserts the ITUS CNS Patent(s) against AUO and its Affiliates, ITUS hereby grants to AU and its Affiliates a non-exclusive, non-transferable (other than as part of an assignment authorized under the terms of this Agreement) license under the ITUS CNS Patents, until the second anniversary of the Effective Date, to use, make, sell, offer to sell, import, and otherwise dispose of products and services and to practice methods in connection therewith. In the event AUO or its Affiliates or agents files any litigation or arbitration against ITUS or its Affiliates during the term of the covenant provided under Section 4.1 (and fails to dismiss such action within five (5) days written notice), then ITUS shall have the ability to terminate such covenant immediately upon written notice to AUO. Notwithstanding the foregoing, nothing in this Section 4 shall prevent either Party from filing an arbitration to enforce the terms of this Agreement, and such filing shall not permit ITUS to terminate the Section 4.1 covenant.

4.2.

Tolling of Damages. Potential damages (if any) shall toll uninterrupted during the two-year term of the covenants not to sue in Section 4.1 concerning the ITUS CNS Patents.

4.3.

Rights Run with the ITUS CNS Patents. Any and all rights under the covenants not to sue under Section 4.1 concerning the ITUS CNS Patents shall run with the ITUS CNS Patents and shall be binding on any successors-in-interest or assigns thereof.

4.4.

Neither Party shall assert against the other Party or its Affiliates laches, willfulness, equitable estoppel or any other equitable counterclaim and/or defense in any future cause of action or licensing negotiations related to the ITUS-CNS Patents to the extent such counterclaims and/or defenses are based on inactivity during the two-year term of the covenants not to sue in Section 4.1.

 4.5.

Termination of Covenant; Change of Control. If, after the Effective Date, either Party transfers an Affiliate to an acquirer, or spins out a Affiliate, or an Affiliate is otherwise divested or wound-down, such that such Entity is no longer an Affiliate, upon such event, the covenants not to sue under Section 4.1 of this Agreement with respect to such Affiliate shall be terminated as of the date that such entity no longer qualifies as an Affiliate.

4.6.

No Prejudice Regarding Future Assertions and Defenses. Other than as specifically set forth herein, this Agreement shall not prejudice any claims or defenses which AUO or its Affiliates may assert in the event that any entity alleges that AUO or any Affiliate is liable in any respect for alleged infringement of the ITUS CNS Patents. Other than as specifically set forth herein, this Agreement shall not prejudice any claims or defenses that ITUS or its Affiliates may assert in the event that any entity alleges that ITUS or any Affiliate is liable in any respect for alleged infringement of patents owned by AUO or any Affiliate of AUO.

4.7.

ITUS and AUO acknowledge and agree that neither Party is obtaining a license to any of the other Parties' respective patents, and nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any copyrights, trademarks, trade names, trade secrets, mask work rights, moral rights or other non-patent intellectual property right, or any patents or patent applications, except as expressly stated herein. All rights not expressly granted under this Agreement are reserved and retained by the Party holding such right as of the Effective Date.

4.8.

Each Party covenants during the two-year term of the covenant not to sue in Section 4.1 not to use the permissible disclosure to another party of any part of this Agreement-as a basis for bringing a declaratory judgment action against the disclosing Party or its Affiliates.

4.9.

Each Party covenants not to cause, assist, fund, or contribute to the filing of re-examination requests, inter partes reviews or other judicial or administrative challenges with respect to any patents owned or controlled by the other Party or its Affiliates, unless such action, request, or challenge is in response to an assertion that is inconsistent with the rights granted under this Agreement. This Agreement shall not prevent either Party from responding to a valid subpoena from a third-party seeking information in its possession, custody or control.

5.

TERMINATION OF PRIOR AGREEMENTS

5.1

Termination of EPD Agreement. The Parties agree to and hereby do terminate and cancel in its entirety the EPD Agreement. For the avoidance of doubt, neither Party shall retain any rights or ongoing obligations under the EPD Agreement. ITUS acknowledges and agrees that the termination of the EPD Agreement shall not impact or terminate any sub-licenses granted by AUO under the terms of the EPD Agreement, or any other rights that may have existed prior to such termination.

5.2

Termination of nFED Agreement. The Parties agree to and hereby do terminate and cancel in its entirety the nFED Agreement. For the avoidance of doubt, neither Party shall retain any rights or ongoing obligations to each other under the nFED Agreement. AUO acknowledges that it no longer has any rights to the nFED Property, and represents and warrants that it has not transferred or granted any rights to the nFED Property to any third party. Neither AUO nor any of its Affiliates shall grant any covenants or rights, assignments, encumbrances, sub-licenses, cross-licenses, or other agreements concerning any of the nFED Property.

6. CONSIDERATION

6.1

Fees. In consideration of the rights granted it under Section 2.1, AUO shall pay to ITUS a fee in the amount of one million United States Dollars ($1,000,000), and in consideration of the rights granted it under Section 4. AUO shall pay to ITUS a fee in the amount of one million United States Dollars ($1,000,000). Such fees shall be payable in full on or before December 31, 2014. No part of any such fees is attributable to lost profits.

6.2

Payment. Unless otherwise agreed by ITUS in writing, AUO shall pay the Fee by wire transfer of immediately available funds to ITUS's designated bank account as follows, with any bank processing fees charged by Citibank to be borne solely by ITUS.

Bank Name:                 Citibank, F.S.B.

San Francisco Private Banking

Bank Address:              One Sansome Street, 24th Floor

San Francisco, California 94104

(415) 627-6037

Account No.:                Withheld

ABA Routing No. :       Withheld

To Credit:                     State Bar Attorney Client Trust, Lieff

Cabraser Heimann & Bernstein

6.3

Taxes. All taxes imposed as a result of the existence or performance of this Agreement shall be borne and paid by the Party required to do so by applicable law; provided, however, that, if so required by applicable law, AUO shall either (a) withhold the amount of any national taxes levied by the Government of the Republic of China (Taiwan) on any payment by AUO hereunder, and shall promptly pay such amount to the appropriate tax authorities of the Government of the Republic of China (Taiwan) or (b) apply for the appropriate exemption. In either case, AUO shall ensure that ITUS receives the full amount set forth in Section 6.1 on or before December 31, 2014. ITUS shall provide AUO with reasonable assistance in either seeking an exemption or in obtaining a refund for any taxes paid, and any such refund shall go to AUO. ITUS will be responsible for payment of any non-Taiwanese taxes on its own net income arising from its receipt of the fees under Section 7.1.

6.4

Costs and Expenses. The Parties agree that each Party is responsible for its own attorneys' fees, expenses, and costs relating to the preparation and execution of this Agreement.

7. WARRANTIES

7.1

Authorization. Each Party represents and warrants that it has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on behalf of each Party.

7.2

No Conflicts. Each Party represents and warrants that it has not and will not enter into any other agreement or understanding in conflict with the provisions contained in this Agreement.

8. TERM AND TERMINATION

Once the fees provided for under Section 6.1 have been paid, this Agreement shall remain in full force and effect, except as limited according to the time periods specified herein, and shall not be terminated except by the mutual written consent of the Parties.

9. ASSIGNABILITY

9.1

Assignment of Rights or Agreement. Except as expressly set forth herein, neither Party may grant or assign any rights or delegate any duties under this Agreement to any third party (whether voluntarily or involuntarily, by merger. consolidation, dissolution, operation of law or any other manner) without the prior written consent of the other Party, except that, unless otherwise set forth herein, this Agreement may be assigned without such consent in the event of a merger, acquisition or sale of substantially all assets to which this Agreement relates, provided however that following any such merger, acquisition, or sale, the covenant not to sue set forth in Section 4.1 above, if still applicable, shall only continue to apply to AUO's and/or its Affiliates' products and services, and not the products and services of any acquired or acquiring entity or merging company.

9.2

Successors and Assigns. Any attempted assignment or grant in contravention of Section 9 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their permitted successors and assigns.

10. CONFIDENTIALITY

10.1

Confidentiality Obligation. The terms of this Agreement and all correspondence relating to this Agreement. as well as any non-public financial information exchanged by the Parties hereunder, are confidential, and no Party shall disclose such terms and particulars to any third party except: (i) to the extent that the disclosure of the terms of this Agreement and/or the Parties' Patent Assignment Agreement may be required by applicable law, regulation or order of a governmental authority of competent jurisdiction (including any securities regulatory body or exchange, (ii) during the course of litigation or arbitration so long as the disclosure of such information is subject to the same restrictions as is the confidential information of the other litigating parties, and such restrictions are embodied in a court or arbitral tribunal-entered protective order limiting disclosure to outside counsel and such disclosing Party, (iii) in confidence to the professional legal and financial counsel representing such Party, (iv) in confidence to a Party's Affiliates or to any Person protected by the release set forth in Section 2, or (v) in  confidence to a potential acquirer, investor or lender in connection with a merger, acquisition or financing and its professional legal and financial counsel. Notwithstanding the foregoing, to the extent that the terms of this Agreement and/or the Parties' Patent Assignment Agreement have been disclosed publicly to a governmental authority, the terms of the agreements may no longer be treated as confidential information.

10.2

Publicity. Neither party shall issue any press release regarding this Agreement (except as permitted in Section 10.1 with respect to required filings with a governmental authority) other than the single press release attached in Appendix E. Nothwithstanding this provision, nothing in this Agreement is intended to or shall limit either Party's ability to disclose the terms of this Agreement as required by law to a governmental authority such as a securities regulatory body. In addition, nothing in this Section 10 is intended to or shall limit either Party's ability to truthfully answer any questions about or discuss the terms of this Agreement with third parties and/or shareholders.

11. NOTICES

All notices, consents, waivers and other communications under this Agreement must be both in writing and by email and written notices shall be deemed to have been duly given: (a) when delivered by hand (including by overnight courier) (with written confirmation of receipt), or (b) within one (1) business day (i.e., a day other than a Saturday or Sunday on which banks are open for business in both New York City and Taipei), if sent by a delivery service (prepaid, receipt requested) or internationally recognized overnight courier or (c) within three (3) business days, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a Party may designate by written notice to the other Parties):

For AUO:

AU Optronics Corporation Attention: Hank Liu

No. 1. Li-Hsin Rd. 2 Hsinchu Science Park Hsinchu 30078

Taiwan. Republic of China hank.m.liu@auo.com linh.ha@auo.com

With a copy to:

Lawrence Gotts

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, D.C. 20004-1304

With a copy to:

lawrence.gotts@lw.com

For ITUS:

ITUS Corporation

Attention: Robert Berman, CEO 12100 Wilshire Blvd, Suite 1275 Los Angeles, CA 90025

(310) 309-2122

rberman@ituscorp.com and tstender@ituscorp.com

With a copy to:

Eric B. Fastiff

Lieff, Cabraser, Heimann & Bernstein, LLP

275 Battery Street, 291h Floor

San Francisco, CA 94111-1000

With a copy to:

efastiff@lchb.com

12.

MISCELLANEOUS

12.1

No Agency; No Joint Venture. Nothing in this Agreement is intended, or shall be deemed to constitute, a partnership, agency, employer-employee, or joint venture relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other arising out of or related to this Agreement. There is no fiduciary duty or special relationship of any kind between the Parties arising out of or related to this Agreement. Each Party expressly disclaims any reliance on any act, word, or deed of the other Party in entering into this Agreement.

12.2

Severability. To the extent that any term, condition or provision of this Agreement is held to be invalid, illegal or otherwise unenforceable under applicable law, then such term, condition or provision shall be deemed amended only to the extent necessary to render such term, condition or provision enforceable under applicable law, preserving to the fullest extent possible the intent and agreements of the parties set forth herein; in the event that such term, condition or provision cannot be so amended as to be enforceable under applicable law, then such term, condition or provision shall be deemed excluded from this Agreement and the other terms, conditions and provisions hereof shall remain in full force and effect as if such unenforceable term, condition or provision had not been included herein so long as the Agreement still expresses the intent of the Parties. However, if the intent of the Parties cannot be preserved, this Agreement shall be renegotiated.

12.3

Entire Agreement; Amendment. This Agreement cannot be modified, terminated or amended in any respect orally or by conduct of the Parties. Any termination, modification, or amendment may be made only by a writing signed by all Parties.

12.4

Waiver. The forbearance, delay, or failure of a Party in enforcing any of the terms and conditions of this Agreement shall not constitute a waiver to enforce its rights with respect to the same or any other terms and conditions, or to otherwise affect or restrict the rights, powers or remedies of any Party.

12.5

Counterparts. This Agreement may be executed in several counterparts, each of which is deemed to be an original but all of which constitute a one and the same instrument.

12.6

Interpretation. The headings inserted in this Agreement are for reference only and are not intended to form any part of the operative portion of this Agreement, and they shall not be employed in the interpretation or application of this Agreement. Each Party and counsel have reviewed and approved this Agreement, and accordingly any presumption or rule of construction permitting ambiguities to be resolved against the drafting Party shall not be employed in the interpretation or application of this Agreement. "Including" and "include" always mean "including" or "include" without limitation.

12.7

Arbitration: Governing Law. The rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with laws of California. Any dispute in connection with this Agreement shall be submitted to arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The place of arbitration shall be San Francisco, California. The arbitration shall be heard by the same panel that heard the Arbitration (to the extent such panel is available). In the event of any such action to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to its reasonable attorneys' fees, including without limitation, the costs, expenses and attorneys' fees on any appeal.

12.8

Integration. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior or collateral agreements, negotiations and communications in connection with the subject matter covered herein, whether oral or written, and any warranty, representation, promise, or condition in connection therewith not incorporated herein shall not be binding upon either Party or its Affiliates.

[Rest of Page Left Blank; Signature Page Follows]

This Agreement has been duly executed by the Parties to be effective as of the Effective Date.

AU OPTRONICS CORPORATION	ITUS CORPORATION

By: /s/ Linh Ha	By: /s/ Robert A. Berman
Name: Linh Ha	Name: Robert A. Berman
Its: General Counsel-Americas	Its: CEO
Dated: 12-28-14	Dated: December 29, 2014

Appendix A - EPD Patents

Patent #	Application #	Title	Countries
NOA	14/269,099	Dual particle electrophoretic display and method of manufacturing same.	US
8754845	13/589,613	Manufacturing an EPD	US
8629833	12/932,191	SINGLE PARTICLE ELECTROPHORETIC DISPLAY AND METHOD OF MANUFACTURING SAME	US
8519944	12/932,088	Dual particle electrophoretic display and method of manufacturing same.	US
8436807	12/931,983	Single particle electrophoretic display and method of manufacturing same.	US
8248362	12/932,089	Method of Manufacturing an Electrophoretic display	US
7289101	09/640,514	Multi-color electrophoretic image display	US
6194488	09/259,769	Method for making polymer-coated pigment particles using initiator-treated pigments	US
6117368	08/361,891	Black and white electrophoretic particles and method of manufacture	US
6113810	08/383,667	Methods of preparing electrophoretic dispersions containing two types of particles with different colors and opposite charges	US
5964935	08/916,895	Initiator-treated pigment particles and method for preparing same	US
4889603	07/281,701	Methods of Eliminating Gas Bubbles in an Electrophoretic Display	US
4892607	07/208,854	Chip Mounting Technique for Display Apparatus	US
4947157	07/252,598	Apparatus and Methods for Pulsing the Electrodes of an Electrophoretic Display for Achieving Faster Display Operation	US
4947159	07/182,436	Power Supply Apparatus Capable of MultiS Mode Operation for an Electrophoretic Display Panel	US
5006212	07/166,430	Methods Enabling Stress Free Patterning of Chrome on Layers of Organic Polymers	US
5077157	07/440,787	Methods of Fabricating Dual Anode Flat Panel Electrophoretic Display	US
5250938	07/960,572	Electrophoretic Display Having Enhanced Operation	US
5254981	07/975,119	Electrophoretic Display (EPID) Employing Grey Scale Capability Utilizing Area Modulation	US
5266937	07/796,759	Method of Writing Data to an Electrophoretic Display Panel	US
5276438	07/794,969	Electrophoretic Display Panel with Internal Mesh Background Screen	US
5279511	07/964,350	Method of filling an Electrophoretic Display	US
5279694	07/950,640	Chip Mounting Techniques for Display Apparatus	US
5293528	07/841,380	Electrophoretic Display Panel & Associated Methods for Providing Single Pixel Erase Capability	US
5298833	07/901,755	Black Electrophoretic Particles for an Electrophoretic Image Display	US
5302235	07/719,021	Dual Anode Flat Panel Electrophoretic Display Apparatus	US
5304439	08/006,471	Electrophoretic Display Panel with Interleaved Local Anode	US
5315312	08/108,846	Electrophoretic Display Panel with Tapered Grid Insulators	US
5345251	08/002,623	Electrophoretic Display Panel with Interleaved Cathode and Anode	US
5359346	08/088,615	Electrophoretic Display Panel and Associated Methods for Blinking Displayed Characters	US
5380362	08/092,749	Suspension for Use in Electrophoretic Image Display System	US
5403518	08/161,315	Formulation for Improved Electrophoretic Display Suspensions and Related Methods	US
5411656	08/106,395	Gas Absorption Additives for Electrophoretic Suspensions	US
5412398	08/208,136	Electrophoretic Display Panel and Associated Methods for Blinking Displayed Characters	US
5450069	08/264,412	Data/ Facsimile Telephone Subset apparatus Incorporating Electrophoretic Displays- (File Wrapper Continuing Procedure)	US
5459776	08/184,852	Data/ Facsimile Telephone Subset apparatus Incorporating Electrophoretic Displays- (File Wrapper Continuing Procedure)	US
5460688	08/058,532	Dual Anode Flat Panel Electrophoretic Display Apparatus	US
5707738	08/306,134	Black Electrophoretic Particles and Method of Manufacture	US
5783614	08/803,716	Polymeric -Coated Dielectric Particles and Formulation and Method for Preparing Same	US
5835577	08/363,543	Multi-Functional Personal Telecommunications Apparatus	US
5932633	08/916,855	Method for Making Polymer-Coated Pigment Particles Using Initiator Treated Pigments	US
6148066	09/149,324	Multi-Functional Personal Telecommunications Apparatus	US
6198809	09/096,800	Multi-Functional Personal Telecommunications Apparatus	US
CN1138385A	95191133.3	1. Portable Telecommunications Device removable Electrphoretic Display (1CN)	China
CN1149894A	95193241.1	2. Fluorinated Dielectric Suspension For Electryphoretic Image Displays and related Methods (2CN)	China
CN1250528A	98803360.7	3. High Speed Solid State Optical Display (4CN)	China
CN1250457A	98803274.0	4. Polymeric Coated Dialectric Particles and Formulation and Method for Preparing Same (5CN)	China
2958114	502927	1. Electrophoretic Display Employing Grey Scale Capability Utilizing Area Modulation (2J)	Japan
2586181	11224/95	2. Semitransparent Electrophoretic Information Displays (EPID) Employing Mesh-Like Electrodes (6J)	Japan
2738462	510302/91	3. Methods of Fabricating Dual Anode, Flat Panel Electrophoretic Display Apparatus (7J)	Japan
2916260	511968/92	4. Electrophoretic Display Panel with Tapered Grid Insulators and Associated Methods (10J)	Japan
2603037	507403/92	5. Electrophoretic Display Panel with Plural Electrically Independent Anode Elements (12J)	Japan
2994750	515659/91	6. Electrophoretic Display Panel with Internal Mesh Background Screen (13J)	Japan
3002537	505133/92	7. Methods of Writing Data to an Electrophoretic Display Panel (14J)	Japan
2825653	506132/92	8. Electrode Structure for an Electrophoretic Display Apparatus (15J)	Japan
2740048	516215	9. Electrophoretic Display Panel with Interleaved Cathode and Anode (23J)	Japan
2916260	511968	10. Electrophoretic Display Panel with Tapered grid insulators and Associated Methods (10J)	Japan
3192150	515676	11. Formulation for Improved Electrophoretic Display Suspension and Related Methods (31J)	Japan
0325013	88300448.3	1. Electrophoretic Display Panel Apparatus (1 EU)*	BE DE FR GB IT NL SE
0344367	88304003.2	2. Monolithic Flat Panel Display Apparatus (2 EU)	BE DE FR GB IT NL SE
0448853	90303210.0	3. Semi Transparent Electrophoretic Information Displays (EPID) Employing Mesh Like Electrodes (3 EU)	AT BE CH DE DK ES FR GB GR IT LI LU NL SE
0570995	93112534.8	4. Semi Transparent Electrophoretic Information Displays (EPID) Employing Mesh Like Electrodes (3A EU)	AT BE CH DE DK ES FR GB GR IT LI LU NL SE
0396247	90303243.1	5. Dual Anode Flat Panel Electrophoretic Display Apparatus (5 EU)	AT BE CH DE DK ES FR GB GR IT LI LU NL SE
0417362	89309376.5	6. Data/Facsimile Telephone Subset Apparatus Incorporating Electrophoretic Display (6 EU)	BE DE FR GB IT NL SE
0363030	89309317.9	7. Apparatus and Methods for Pulsing the Electrodes of an Electrophoretic Display for Achieving faster Display Operation (7 EU)	BE DE FR GB IT NL SE
0586373	91911607.9	8. Methods of Fabricating Dual Anodes Flat Panel Electrophoretic Displays (8 EU)	BE DE FR GB NL
0595812	92902841.3	9. Electrophoretic Display Employing Grey Scale Capability Utilizing Area Modulation (9 EU)	DE FR GB
0600878	91916261.0	10. Electrophoretic Display Panel with Internal Mesh Background Screen (10 EU)	BE DE FR GB NL
0604423	92904723.1	11. Method for Writing Data to an Electrophoretic Display Panel (11 EU)	BE DE FR GB
0607145	92905859.2	12. Electrode Structure for an Electrophoretic Display Apparatus (12 EU)	BE DE FR GB NL
0577738	92910099.8	13. Electrophoretic Display Panel with Semi Conductor Coated Eliments (13 EU)	EE DE FR GB NL
0575475	92907776.6	14. Electrophoretic Display Panel with Plural Electricrically Independent Anode Elements (15 EU)	BE DE FR GB NL
0601075	92919087.4	15. Electrophoretic Display Panel with Single Character Erasure (16 EU)	NL FR GB BE
0601072	92919073.4	16. Electrophoretic Display Panel with Interleaved Local Anode (17 EU)	BE DE FR GB NL
0632919	93904694.2	17. Electrophoretic Display Panel for Blinking Displayed Characters (18 EU)	BE DE FR GB IT NL
0628194	93904812.0	18. Electrophoretic Display Panel and Associated Methods Providing Single Pixel Erase Capability (19 EU)	BE DE FR GB IT NL
0679284	94905600.6	19. Electrophoretic Display Panel with Interleaved Cathode Anode (20 EU)	BE DE FR GB IT NL
0746639	94901175.3	20. Method of Filling an Electrophoretic Display (22 EU)	BE DE FR GB IT NL
0685101	94907380.3	21. Electrophoretic Display with Arc Driven Individual Pixels (23 EU)	BE DE FR GB IT NL
0708798	94920792.2	22. Suspension for Use an Electrophoretic Image Display Systems (32 EU)	BE DE FR GB IT NL
Abandoned	12/932,158	Four Color Electrophoretic Display	US
4598960	06/728,602	Methods and apparatus for connecting closely spaced	US
4655897	06/670,571	Electrophoretic display panels and associated methods	US
4732830	06/882,271	Electrophoretic Display Panels and Associated Methods	US
4742345	06/799,458	Electrophoretic Display Panel Apparatus and Methods Therefor	US
4746917	06/885,538	Methods and Apparatus for Operating Electrophoretic Display Between a Display and Non-Display Mode	US
4772820	06/905,570	Monolithic Flat Panel Display Apparatus	US
4833464	07/096,037	Electrophoretic Information Display Apparatus (EPID) Employing Gray Scale Capability	US
4850919	07/171,114	Monolithic Flat Panel Display Apparatus and Methods for Fabrication	US
4870677	07/093,374	Data/ Facsimile Telephone Subset Apparatus Incorporating Electrophoretic Displays	US
5028841	07/383,278	Chip Mounting Technique for Display Apparatus CIP-Div. App.	US
5041824	07/318,751	Semitransparent Electrophoretic Information Display (EPID) Employing Mesh-Like Electrodes	US
5053763	07/345,825	Dual Anode Flat Panel Electrophoretic Display Apparatus	US
5066946	07/375,056	Electrophoretic Display Panel with Selective Line Erasure	US
5177476	07/746,865	Methods of Fabricating Dual Anode Flat Panel Electrophoretic Display	US
5187609	07/675,733	Electrophoretic Display Panel with Semiconductor Coated Elements	US
5223115	07/752,184	Electrophoretic Display with Single Character Erasure	US
5223823	07/950,966	Electrophoretic Display Panel with Plural Electrically Independent Anode Elements	US
5174882	07/796,761	Electrode Structure for an Electrophoretic Display Apparatus	US
5216416	07/746,854	Electrophoretic Display Panel with Interleaved Local Anode	US
5247290	07/795,659	Method of Operation for Reducing Power, Increasing Life and Improving Performance of EPID's	US
5360689	08/065,572	Colored Polymeric Dielectric Particles & Methods of Manufacture	US
5402145	08/018,111	Electrophoretic Display Panel with Arc Driven Individual Pixels	US
5467107	08/313,987	Electrophoretic Display Panel with Selective Character Addressability	US
5498674	08/241,349	Colored Polymeric Dielectric Particles & Methods of Manufacture	US
5499038	08/180,197	Method of Operation for Reducing Power, Increasing Life and Improving Performance of EPID's	US
5508720	08/190,648	Portable Telecommunication Device with Removable Electrophoretic Display	US
5561443	08/304,943	Electrophoretic display panel with arc driven individual pixels	US
5573711	08/561,091	Planar fluorinated dielectric suspensions for electrophoretic image displays and related methods	US
5587242	08/561,249	Colored polymeric dielectric particles and method of manufacture	US
5627561	08/630,555	Electrophoretic display panel with selective character addressability	US
5643673	08/141,867	Black electrophoretic particles and method of manufacture	US
5869558	08/863,323	Black electrophoretic particles and method of manufacture	US
DES. 383750	29/052,063	Personal Telecommunications Terminal	US

APPENDIX B - nFED Patents

Patent #	App No.	Title
8,604,680	12/660,730	Reflective Nanostructure Field Emission Display
8,552,632	13/184,510	Active matrix phosphor cold cathode display
8,469,761	12/924,422	Apparatus and method of rapid sealing of a flat panel display
8,228,352	12/322,153	Predetermined voltage applications for operation of a flat panel display
8,223,101	12/290,282	Active matrix phosphor cold cathode display
8,222,813	12/079,658	Matrix phosphor cold cathode display employing secondary emission
8,148,889	12/798,800	Low voltage phosphor with film electron emitters display device
8,120,550	11/499,841	Edge emission electron source and TFT pixel selection
8,013,512	12/798,808	Flat panel display incorporating a control frame
8,008,849	12/806,441	Flat panel display incorporating control frame
7,918,703	12/378,784	Flat panel display having a control frame pedestal and method of making same
7,883,389	11/704,170	Apparatus and method for rapid sealing of a flat panel display
7,804,236	11/378,105	Flat panel display incorporating control frame
7,786,663	11/724,793	Flat panel display having a control frame pedestal and method of making same
7,728,506	11/417,631	Low voltage phosphor with film electron emitters display device
7,723,908	11/484,889	Flat panel display incorporating a control frame
7,701,137	11/704,173	Apparatus for evacuating a field emission display
7,327,080	10/974,311	Hybrid active matrix thin-film transistor display
7,274,136	10/782,580	Hybrid active matrix thin-film transistor display
7,176,478	10/764,168	Nanotube-based vacuum devices
7,129,626	10/102,472	Pixel structure for an edge-emitter field-emission display
7,102,157	11/134,800	Nanotube-based vacuum devices
6,693,386	10/243,894	Reflective edge field-emission pixel and associated display
6,674,242	10/102,450	Field-emission matrix display based on electron reflections
6,614,149	10/102,467	Field-emission matrix display based on lateral electron reflections
6,590,320	09/511,437	Thin-film planar edge-emitter field emission flat panel display
NOA	12/288,402	Passive matrix phosphor based cold cathode display
	14/553,000	Passvie matrix phosphor based cold cathode display
	11/589,630	Pixel Structure for an Edge-Emitter Field-Emission Display

APPENDIX C

INTERNATIONAL CENTER FOR DISPUTE RESOLUTION INTERNATIONAL ARBITRATION TRIBUNAL

In the Matter of the Arbitration between:

COPYTELE, INC., a Delaware Corporation

Claimant,

CASE NO.

50-20-1300-0883

and

AU OPTRONICS CORPORATION, a Taiwanese Corporation,

Respondent.

NOTICE OF CLAIMANT’S VOLUNTARY WITHDRAWAL AND DISMISSAL WITH PREJUDICE OF ALL CLAIMS

Claimant CopyTele, Inc. hereby provides notice to the Tribunal that Claimant desires to fully and finally resolve all claims in this Arbitration, and hereby voluntarily withdraws and dismisses with prejudice all claims against Respondent AU Optronics Corporation. Claimant has been authorized by Respondent to state that Respondent has no objections to this voluntary withdrawal and dismissal with prejudice, and that the parties have agreed that each party shall bear its own attorneys’ fees, expenses, and costs.

Claimant respectfully requests that the Tribunal confirm, to the extent It deems necessary, that Claimant’s demand for arbitration and all claims contained in that demand, and any and all statements of claims made by Claimant, are hereby dismissed with prejudice in their entirety.

Dated: December ___, 2014

Respectfully submitted,

LIEFF, CABRESER, HEIMANN & BERNSTEIN     LLP

          By:       ________________________________

Richard M. Heimann

Eric B. Fastiff

David T. Rudolph

Katherine L. Benson

275 Battery Street, 29th Floor

San Francisco, CA 94111-3339

Telephone: (415) 956-1000

Facsimile: (415) 956-1008

Attorneys for Claimant CopyTele, Inc.

APPENDIX D

Eric B. Fastiff (State Bar No. 182260)

efastiff@lchb.com

David T. Rudolph (State Bar No. 233457)

drudolph@lchb.com

Katherine Lubin (State Bar No. 259826)

klubin@lchb.com

LIEFF CABRASER HEIMANN & BERNSTEIN, LLP

275 Battery Street, 29th Floor

San Francisco, California 94111-3339

Telephone: (415) 956-1000

Facsimile: (415) 956-1008

Attorneys for Plaintiff CopyTele, Inc.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

COPYTELE, INC., a Delaware Corporation,

Plaintiff,

v.

AU OPTRONICS CORPORATION, a Taiwanese corporation; E INK HOLDINGS, INC., a Taiwanese corporation; and E INK CORPORATION, a Delaware corporation,

Defendants.

Case No. 3:13-cv-00380-EMC

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE

The Honorable Edward M. Chen

WHEREAS, Plaintiff CopyTele, Inc. desires to voluntarily dismiss with prejudice any and all claims it has brought against any and all parties to this action;

WHEREAS, Defendants AU Optronics Corporation, E Ink Holdings, Inc., and E Ink Corporation have no objection to the dismissal with prejudice of all of Plaintiff’s claims;

WHEREAS, there are no counterclaims in this action that require resolution;

WHEREAS, the parties agree to bear their own attorneys’ fees, expenses, and costs;

NOW, THEREFORE, pursuant to Federal Rule of Civil Procedure 41(a)(1) and Civil Local Rule 7-12, IT IS HEREBY STIPULATED and AGREED by and between the parties through their designated counsel that this action in its entirety should be dismissed with prejudice, with each party to bear its own attorneys’ fees, expenses, and costs. The parties respectfully request that the Court enter an ORDER pursuant to this stipulation DISMISSING THIS ACTION WITH PREJUDICE.

Dated: December __, 2014

LIEFF, CABRASER, HEIMANN

& BERNSTEIN, LLP

By:_______________________________

 Eric B. Fastiff

Eric B. Fastiff

David T. Rudolph Katherine C. Lubin

275 Battery Street, 29th Floor

San Francisco, CA 94111-3339

Telephone: (415) 956-1000

Facsimile: (415) 956-1008

efastiff@lchb.com drudolph@lchb.com klubin@lchb.com

Attorneys for Plaintiff CopyTele, Inc.

Dated: December __, 2014

LATHAM & WATKINS LLP

By: _______________________________

 Lawrence J. Gotts

Lawrence J. Gotts

555 Eleventh Street NW, Suite 1000

Washington, DC 20004 Telephone: (202) 637-2200 Facsimile: (202) 637-2201 lawrence.gotts@lw.com

Matthew Rawlinson

140 Scott Drive

Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600 matt.rawlinson@lw.com

Attorneys for Defendant AU Optronics Corp.

Dated: December __, 2014

CROWELL & MORING LLP

By: _____________________________

 Beatrice B. Nguyen

Beatrice B. Nguyen

275 Battery Street, Suite 2300 San Francisco, CA 94111 Telephone: (415) 986-2800 Facsimile: (415) 986.2827 bbnguyen@crowell.com

Attorneys for Defendants E Ink Holdings, Inc. and E Ink Corporation

[PROPOSED] ORDER

PURSUANT TO STIPULATION, IT IS SO ORDERED.

Dated: ______________________

___________________________

The Honorable Edward M. Chen United States District Judge

APPENDIX E

ITUS Settles Lawsuit with AU Optronics

MELVILLE, NY – January __, 2015: ITUS Corporation (“ITUS“) (OTCQB: ITUS), a company that builds and protects innovation, today announced that it has settled its lawsuit against AU Optronics Corporation (“AUO”). The settlement includes cash payments from AUO to ITUS totalling $9 million, the termination of AUO’s rights to ITUS’s patented Nano Field Emission Display (“nFED”) technology, and the transfer of ITUS’s electrophoretic display patent portfolio to AUO.

Robert Berman, ITUS’s President and CEO stated, “This settlement accomplishes 2 very important goals for ITUS: it provides consideration for our EPD patents; and gives us the right to develop our nFED technology, which is now completely unencumbrered. The combination of our strong cash position, together with the significant potential from the patented technologies that we own or control, positions the company for continued growth in 2015 and beyond.”

The settlement includes a $2 million payment pursuant to a Settlement Agreement, and $7 million payment pursuant to a Patent Assignment Agreement, and resolves a contact dispute between the parties emanating from two joint development and license agreements enterred into in May of 2011. A lawsuit filed by ITUS in January of 2012, and the ensuing arbitration which commenced on November 10, 2014, will be dismissed, with prejudice. Additional details of the settlement, in which neither party admits libility, are available on Form 8K filed today with the Securities and Exchange Commission.

About ITUS Corporation

ITUS develops and acquires patented technologies for the purposes of patent monetization and patent assertion. The company currently has 8 patent portfolios in the areas of Key Based Web Conferencing Encryption, Encrypted Cellular Communications, Nano Field Emission Display (“nFED”), Micro Electro Mechanical Systems Display (“MEMS”), J-Channel Window Frame Construction, VPN Multicast Communications, Internet Telephonic Gateway, and Enhanced Auction Technologies. Additional information is available at www.ITUScorp.com.